                          EXHIBIT 10.34


Mr. Robert T. Shaw
784 Harrington Lake Drive North
Venice, Florida 34293

Dear Bob:

      As a part of a series of transactions contemplated and approved by the Board of Directors on January 8, 1994, I.C.H.
makes the following commitment.

      During the period commencing on the date of this agreement and ending on the later of (i) the date that is three months following the closing of the Stock Purchase Agreement among I.C.H.
Corporation (the "Company"), Consolidated National Corporation, Robert T. Shaw ("Shaw"), C. Fred Rice and Torchmark Corporation
(the "Agreement") or (ii) the date of the consummation of all of the transactions provided in the Agreement dated June 15, 1993 among Consolidated National Corporation, Consolidated Fidelity Life Insurance Company, and the Company, Shaw will have the option
(which option shall be assignable by Shaw to any of his affiliates) to purchase from the Company either or both of the aircraft currently owned by the Company (any aircraft so purchased being referred to herein as a "Purchased Aircraft"), at a purchase price equal to the depreciated book value of the Purchased Aircraft (the "First Option"). If Shaw does not exercise the First Option to purchase both aircraft, but during the period of the First Option either purchases one Purchased Aircraft or no Purchased Aircraft then, in either of those events, Shaw may, during the First Option period, provide written notice to the Company identifying one, but not both, such aircraft in which he might be interested. In that case, for a period of three months following the expiration of the First Option, Shaw will continue to have the option to purchase the one aircraft so identified in the notice.

      This letter agreement is effective January 15, 1994. It supersedes the letter, dated January 15, 1994, we previously executed relating to your option to purchase the aircraft currently owned by the Company.

                         Very truly yours,

                         I.C.H. Corporation


                         By: /s/ Robert L. Beisenherz
                             -------------------------------
                             Robert L. Beisenherz

Mr. Robert T. Shaw
Page 2



AGREED TO BY:



/s/ Robert T. Shaw
- ----------------------------------
Robert T. Shaw